CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 22, 2015, relating to the financial statements and financial highlights, which appear in the October 31, 2015 Annual Reports to Shareholders of Columbia Absolute Return Currency and Income Fund, Columbia Asia Pacific ex-Japan Fund, Columbia Emerging Markets Bond Fund, Columbia European Equity Fund, Columbia Global Bond Fund, Columbia Select Global Equity Fund (formerly Columbia Global Equity Fund), Columbia Seligman Global Technology Fund (seven of the funds constituting Columbia Funds Series Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 25, 2016